UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On May 28, 2010, PHH Corporation (the “Company”) entered into an amendment, dated as of May 28, 2010 (the “Amendment”), to the Rights Agreement, dated as of January 28, 2005 (the “Rights Agreement”), by and between the Company and The Bank of New York Mellon, a New York banking corporation (the “Rights Agent”), as rights agent pursuant to the Rights Agreement. Pursuant to the Amendment, the expiration date of the shareholder rights plan contemplated by the Rights Agreement was accelerated. Following the Amendment, the shareholder rights plan terminated on May 28, 2010.
The Company currently has no plan to renew or replace the Rights Agreement.
A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company dated February 1, 2005 and is incorporated herein by reference. The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement.
Item 3.03. Material Modification to Rights of Security Holders
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 8.01. Other Events
On May 28, 2010, the Company issued a press release announcing the Amendment to the Rights Agreement, disclosed in Item 1.01 of this Current Report on Form 8-K, and the adoption by the Company’s Board of Directors of updates to the Company’s Corporate Governance Polices relating to (i) the adoption of replacement shareholder rights plans and (ii) a majority voting policy for uncontested director elections. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Amendment to the Rights Agreement, dated as of May 28, 2010, by and between PHH Corporation and The Bank of New York Mellon, amending the Rights Agreement, dated as of January 28, 2005.

99.1	Press Release of PHH Corporation, dated May 28, 2010.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
Dated: June 2, 2010	By:	/s/ William F. Brown
		Name:	William F. Brown
		Title:	Senior Vice President, General Counsel & Secretary